Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder California Tax Free Money Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

    For             Against         Abstain        Broker Non-Votes*
    ---             -------         -------        -----------------

35,862,663        1,236,919         964,391                0


2. To approve the revision of the Fund's fundamental lending policy.


                                Number of Votes:
                                ----------------

    For           Against           Abstain        Broker Non-Votes*
    ---           -------           -------        -----------------

34,416,579        2,142,100         1,493,077             12,217




--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                   40 - Scudder California Tax Free Money Fund

                           Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder California Tax Free Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

    For           Against          Abstain         Broker Non-Votes*
    ---           -------          -------         -----------------

18,828,737        594,005          833,759                 0


2. To approve the revision of the Fund's fundamental lending policy.

                                Number of Votes:
                                ----------------

    For           Against          Abstain          Broker Non-Votes*
    ---           -------          -------          -----------------

17,824,988        865,144          1,268,075              298,294




--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                      41 - Scudder California Tax Free Fund